Exhibit 99.1

Summit Financial Services Group Announces First Quarter Results


    BOCA RATON, Fla.--(BUSINESS WIRE)--May 17, 2004--Summit Financial Services Group, Inc. (OTCBB:SFNS) announced its first quarter results today. For the three month period ended March 31, 2004, revenues were $5,019,788, versus $1,936,279 for the three month period ended March 31, 2003. For the three month period ended March 31, 2004, the Company reported net income of $65,497, versus a loss of $481,401 for the three month period ended March 31, 2003.
    In commenting on this improved financial performance, Marshall Leeds, the Company's Chairman and Chief Executive Officer, stated that, "Our results for the quarter were greatly impacted by the overall improvement in the markets, as well as the addition of registered representatives."
    Summit Brokerage, a wholly-owned subsidiary of the Company, provides financial services through its network of approximately 150 financial advisors in over 70 locations throughout the United States, is a licensed, registered securities broker/dealer, and is a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation (SIPC).
    For further information, please contact Steven Jacobs at (800) 226-2660 or 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.
    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from those expected are discussed from time to time in reports filed by Summit with the Securities and Exchange Commission, including risks summarized in the Company's latest Annual Report on Form 10-KSB. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.


    CONTACT: Summit Financial Services Group, Inc., Boca Raton
             Steven Jacobs, 800/226-2660